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                                  EXHIBIT 21

                        Subsidiaries of the Registrant


                                        State or Other
                                        Jurisdiction of          Percentage
                                        Incorporation            Ownership
                                        -------------            ---------
Parent
------

Patapsco Bancorp, Inc.                  Maryland                  --


Subsidiary (1)
----------

The Patapsco Bank                       Maryland                 100%


Subsidiaries of The Patapsco Bank (1)
---------------------------------

PFSL Holding Corp.                      Maryland                 100%

Prime Business Leasing                  Maryland                 100%
----------------------

(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.